Exhibit (c)(5)

Note: Certain text and charts were resized in this presentation at the request of the SEC for the purposes of improving legibility. Discussion Materials August 2006

This information is being delivered at the request of the law firm of Wachtell, Lipton Rosen & Katz (“Counsel”) in its capacity as independent Counsel to the Board of Directors of the Company. The analysis contained herein is based on information provided to Wachovia Securities by the Company and has not been independently verified by Wachovia Securities. The analysis is not intended to be, and should not be construed to be, a recommendation by Wachovia Securities as to any course of action by the Company. Wachovia Securities consents to Counsel sharing this information with certain members of the Board of Directors of the Company for informational and discussion purposes only.

Discussion Materials LBO Analysis • Preliminary LBO analysis is based on the following assumptions: — Total leverage of 5.4x LTM EBITDA; Adjusted leverage of 5.9x EBITDAR (Senior bank debt of 4.2x and Senior Notes of 1.7x.) — Management, and certain shareholders, roll over current equity stake into NewCo and receive 10% options realized at the future sale of NewCo. IRRs(1) IRRs(2) Implied Price/Share $34.93 $37.18 $39.41 $41.45 $43.49 Implied Price/Share $34.93 $37.18 $39.41 $41.45 $43.49 Premium to Curr. Price 19.8% 27.5% 35.2% 42.2% 49.2% Premium to Curr. Price 19.8% 27.5% 35.2% 42.2% 49.2% LTM Adj. EBITDA Multiple 8.00x 8.50x 9.00x 9.50x 10.00x LTM Adj. EBITDA Multiple 8.00x 8.50x 9.00x 9.50x 10.00x 8.00x 25.5% 21.6% 18.4% 15.7% 13.4% 5.65x 27.6% 24.0% 21.0% 18.4% 16.2% 8.50x 27.4% 23.5% 20.2% 17.5% 15.1% 5.77x 28.3% 24.6% 21.5% 18.8% 16.4% 9.00x 29.2% 25.2% 21.9% 19.1% 16.7% Total Adj. Leverage 5.90x 29.2% 25.2% 21.9% 19.1% 16.7% Exit Multiple 9.50x 30.9% 26.9% 23.5% 20.7% 18.2% 6.02x 30.1% 25.9% 22.4% 19.5% 17.0% 10.00x 32.5% 28.4% 25.0% 22.2% 19.7% 6.15x 31.1% 26.6% 23.0% 19.9% 17.3% (1) Assumes Adjusted Leverage of 5.90x. (2) Assumes an Exit Multiple of 9.0x. Sources and Uses of Funds — For Illustrative Purposes Assumes 9.0x EBITDA Multiple. ($ in thousands) Uses of Cash Sources of Cash Cum. Adj. Multiple 5 Year Uses Amount Sources Amount % Total of LTM EBITDAR Returns Purchase of Equity $3,052,192 Senior Debt $1,200,000 35.7% 4.17x L + 2.75% Debt Retirement 296,408 Senior Notes 800,000 23.8% 5.90x 9.50% Less: Excess Cash 43,044 Common Stock 1,057,676 31.4% 21.9% Fees and Expenses 60,158 Management Rollover 308,038 9.2% Total $3,365,713 Total $3,365,713 100.0% Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense) 2 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Comparable Public Company Analysis ($ in millions, except per share data) % of 52 Mkt. Enterprise EV / Total Debt/ Adj. Debt/ CY07 (E) Growth 2007 (E) Company Name Ticker Price (1) Week High Value Value (2) EBITDA EBITDA EBITDAR P/E Rate PEG Ratio Darden Restaurants, Inc. DRI $36.39 84.7% $5,316.6 $5,962.9 7.8x 0.9x 1.6x 14.6x 12.3% 118.6% Brinker International, Inc. EAT 36.67 85.0% 3,109.9 3,495.4 7.1x 0.9x 2.3x 13.8x 14.4% 95.9% Ruby Tuesday, Inc. RI 24.61 74.6% 1,432.3 1,787.0 7.6x 1.6x 2.4x 13.4x 15.0% 89.5% Applebee’s International, Inc. APPB 19.51 73.7% 1,452.1 1,646.7 7.6x 0.9x 1.7x 14.7x 13.0% 113.4% RARE Hospitality, Inc. RARE 28.23 81.0% 956.9 983.3 7.8x 0.3x 1.7x 15.6x 18.0% 86.7% Landry’s Restaurants, Inc. LNY 28.42 78.3% 628.7 1,420.7 7.9x 4.7x 5.5x 12.4x 13.0% 95.3% Mean: 79.6% $2,149.4 $2,549.3 7.6x 1.5x 2.5x 14.1x 14.3% 99.9% Median: 79.6% $1,442.2 $1,716.8 7.7x 0.9x 2.0x 14.2x 13.7% 95.6% Company $29.15 60.4% $2,183.5 $2,464.2 7.0x 0.8x 2.3x 16.2x 15.0% 108.3% Footnotes: (1) Prices and earnings estimates obtained from the CapitalIQ on August 16, 2006. (2) Market value of equity plus net debt. (3) Adj. EV / EBITDAR = EV+8*LTM Rent Expense / EBITDAR. 3 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials

Comparable Acquisitions

Casual Dining:
($ in millions)

			Income Statement Data					Valuation Data			
			Latest Twelve Months			Percent of LTM Sales					
Target Company	Acquiring Company	Transaction Date	Sales	EBITDA	EBIT	EBITDA	EBIT	Enterprise Value [1]	EV/ Sales	EV/ EBITDA	EV/ EBIT
Real Mex Restaurants, Inc	Sun Capital Partners, Inc.	ANNOUNCED	$500.0	N/A	N/A	N/A	N/A	$350.0	0.7x	N/A	N/A
Ryan's Restaurant Group Inc.	Buffets Inc	ANNOUNCED	822.4	$98.3	$62.9	11.9%	7.6%	829.8	1.0x	8.4x	13.2x
Main Street Restaurant Group	Briad Main Street, Inc.	June 29, 2006	243.6	18.1	8.2	7.4%	3.4%	143.6	0.6x	7.9x	17.6x
Dave & Buster's, Inc.	Wellspring Capital	March 8, 2006	453.6	60.1	18.3	13.2%	4.0%	359.0	0.8x	6.0x	19.6x
Fox & Hound Restaurant Group	Newcastle Partners and Steel Partners	February 24, 2006	164.7	22.1	12.4	13.4%	7.5%	163.5	1.0x	7.4x	13.2x
Worldwide Restaurant Concepts	Pacific Equity Partners	September 22, 2005	359.5	24.7	12.7	6.9%	3.5%	209.0	0.6x	8.5x	16.5x
The Restaurant Company	Castle Harlan, Inc.	September 21, 2005	348.1	37.3	26.2	10.7%	7.5%	245.0	0.7x	6.6x	9.4x
Whistle Junction / EACO Corp.	Banner Buffets LLC	July 1, 2005	N/A	N/A	N/A	N/A	N/A	30.0	N/M	N/M	N/M
Quality Dining	Management	April 13, 2005	239.5	23.0	12.6	9.6%	5.2%	116.0	0.5x	5.0x	9.2x
Elmer's Restaurants	Management	March 11, 2005	33.4	2.9	2.0	8.8%	6.1%	16.6	0.5x	5.6x	8.2x
Chevy's	Real Mex Restaurants	January 11, 2005	N/A	N/A	N/A	N/A	N/A	86.1	N/M	N/M	N/M
Uno Restaurant Holdings Corp	Centre Partners	January 6, 2005	300.6	35.4	21.7	11.8%	7.2%	208.1	0.7x	5.9x	9.6x
Mimi's Café	Bob Evans	July 7, 2004	252.6	19.0	10.7	7.5%	4.2%	182.0	0.7x	9.6x	17.0x
Garden Fresh Restaurant Corp.	Fairmont Capital	March 10, 2004	220.5	25.0	10.3	11.3%	4.7%	126.8	0.6x	5.1x	12.3x
Chevys Inc.	Consolidated Restaurant Cos.	June 16, 2003	320.0	20.0	N/A	6.3%	N/A	120.0	0.4x	6.0x	N/M
Ninety-Nine Restaurants, Inc.	O'Charley's, Inc.	January 27, 2003	192.2	24.0	17.8	12.5%	9.3%	157.3	0.8x	6.6x	8.8x
Saltgrass Steak House	Landry's Restaurants, Inc.	October 1, 2002	100.0	13.0	N/A	13.0%	N/A	75.0	0.8x	5.8x	N/M
Santa Barbara Restaurant Group, Inc.	CKE Restaurants, Inc.	March 1, 2002	91.2	9.2	4.1	10.1%	4.4%	75.5	0.8x	8.2x	18.6x
		Mean	$290.1	$28.8	$16.9	10.3%	5.8%	194.1	0.7x	6.8x	13.3x
		Median	248.1	23.0	12.6	10.7%	5.2%	150.5	0.7x	6.6x	16.5x

Other:
($ in millions)

			Latest Twelve Months			Percent of LTM Sales					
Target Company	Acquiring Company	Transaction Date	Sales	EBITDA	EBIT	EBITDA	EBIT	Enterprise Value [1]	EV/ Sales	EV/ EBITDA	EV/ EBIT
Jamba Juice	Services Acquisition Corp	ANNOUNCED	$345.0	N/A	N/A	N/A	N/A	$265.0	0.8x	N/A	N/A
Checker's Restaurants	Wellspring Capital	June 20, 2006	193.9	$26.7	$17.4	13.8%	9.0%	198.9	1.0x	7.4x	11.4x
Dunkin' Brands	Bain / Carlyle / TH Lee	February 2, 2006	4,800.0	188.0	N/A	3.9%	N/A	2,425.0	0.5x	12.9x	N/M
El Pollo Loco	Trimaran Capital Partners	November 21, 2005	225.3	37.9	23.5	16.8%	10.4%	415.0	1.8x	11.0x	17.7x
Schlotsky's	Bobby Cox Companies	January 10, 2005	53.8	(6.9)	(12.1)	N/A	N/A	79.3	1.5x	N/M	N/M
Church's Chicken	Arcapita Inc.	December 29, 2004	250.0	55.0	N/A	22.0%	N/A	390.0	1.6x	7.1x	N/A
Cinnabon	Roark Capital Group	November 4, 2004	41.8	6.0	N/A	14.4%	N/A	21.0	0.5x	3.5x	N/A
Company A	Acquiror A	July 1, 2004	243.8	46.6	N/A	19.1%	N/A	340.0	1.4x	7.3x	N/A
Morton's Restaurant Group, Inc.	Castle Harlan, Inc.	July 25, 2002	231.9	22.1	9.5	9.5%	4.1%	168.6	0.7x	7.6x	17.8x
		Mean	$709.5	$46.9	$9.6	14.2%	7.8%	478.1	1.1x	8.1x	15.6x
		Median	231.9	32.3	13.4	14.4%	9.0%	265.0	1.0x	7.4x	17.7x

(1) Market value of equity plus net debt.

4 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Discounted Cash Flow Analysis ($ in millions, except per share data) • A range of Enterprise Values for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Analysis utilized by strategic buyers. — Highly sensitive to assumptions — projections, discount rate, terminal value. — Assumptions do not include potential synergies. • The DCF analysis yields a valuation range of approximately $3.7 billion to $4.3 billion, or approximately $46.00 to $53.00 per share. Perpetuity Growth Model Exit Multiple Model Enterprise Value Enterprise Value Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $4,185 $4,474 $4,816 $5,227 $5,728 8.0% $3,771 $3,990 $4,210 $4,429 $4,648 8.5% 3,876 4,119 4,402 4,737 5,139 8.5% 3,700 3,913 4,127 4,341 4,555 WACC 9.0% 3,610 3,816 4,054 4,332 4,660 WACC 9.0% 3,630 3,839 4,047 4,256 4,464 9.5% 3,379 3,556 3,758 3,991 4,263 9.5% 3,563 3,766 3,969 4,173 4,376 10.0% 3,177 3,330 3,503 3,701 3,930 10.0% 3,498 3,696 3,894 4,092 4,290 Price Per Share Price Per Share Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $51.73 $55.57 $60.10 $65.53 $72.17 8.0% $46.26 $49.16 $52.06 $54.97 $57.87 8.5% 47.64 50.86 54.61 59.05 64.37 8.5% 45.31 48.14 50.97 53.80 56.63 WACC 9.0% 44.12 46.85 50.00 53.68 58.02 WACC 9.0% 44.39 47.15 49.91 52.67 55.43 9.5% 41.07 43.41 46.08 49.17 52.77 9.5% 43.50 46.19 48.88 51.57 54.26 10.0% 38.39 40.42 42.71 45.33 48.36 10.0% 42.63 45.26 47.88 50.51 53.13 5 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Premiums Paid Analysis ($ in millions, except per share data) Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior 7-Days Prior 4-Weeks Prior 225 Public Company Transactions 20.2% 21.1% 24.6% — 42 Go Private Transactions 19.7% 22.8% 23.8% — 9 Retail Go Privates Transactions 20.0% 21.6% 20.7% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 60 60 50 Total Number of Public Sales 46 50 Total Number of Go Privates 40 Number of Retail Go Privates 28 30 22 19 20 14 Number of Deals 10 9 10 3 4 2 2 4 2 0 1 0 0 <10% 10-20% 20-30% 30-40% 40-50% >50% Source: SDC Platinum. Premium 4 Weeks Prior to Announcement Date 6 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Premiums Paid Analysis ($ in millions, except per share data) Purchase Price Premiums Enterprise Value $2,565 $2,731 $2,896 $3,062 $3,228 $3,400 $3,582 $3,764 Implied LTM Adjusted EBITDA multiple 6.90x 7.35x 7.79x 8.24x 8.68x 9.15x 9.64x 10.13x Implied Offer Price $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 52-Week Low $27.37 9.6% 16.9% 24.2% 31.5% 38.8% 46.1% 53.5% 60.8% 8/16/06 Current $29.15 2.9% 9.8% 16.6% 23.5% 30.4% 37.2% 44.1% 50.9% 30-Day Avg $29.52 1.6% 8.4% 15.2% 22.0% 28.7% 35.5% 42.3% 49.1% 90-Day Avg $33.65 (10.8%) (4.9%) 1.1% 7.0% 12.9% 18.9% 24.8% 30.8% Stock Price 180-Day Avg $37.68 (20.4%) (15.1%) (9.8%) (4.4%) 0.9% 6.2% 11.5% 16.8% 365-Day Avg $39.22 (23.5%) (18.4%) (13.3%) (8.2%) (3.1%) 2.0% 7.1% 12.2% 52-Week High $46.62 (35.6%) (31.4%) (27.1%) (22.8%) (18.5%) (14.2%) (9.9%) (5.6%) 7 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Proprietary & Confidential Note: Certain text and charts were resized in this presentation at the request of the SEC for the purposes of improving legibility. Presentation to Special Committee of the Board of Directors Preliminary Analysis Subject to Revision 9 October 2006

Table of Contents Proprietary & Confidential I. Executive Summary II. Valuation Analysis III. Appendix Mezzanine capital, private equity, municipal “Wachovia Securities” is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NASD, NYSE and SIPC. securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary

Executive Summary Agenda Proprietary & Confidential We plan to address several important issues that the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of TAMPA will need to consider a potential response to the updated BOSTON offer, including the following: - The most salient aspects of the updated BOSTON offer received on October 4th - BOSTON’s updated offer in context of pertinent valuation analyses. - The various options the Committee can take in responding to BOSTON. - The benefits and risks of proposed BOSTON transaction versus recapitalization alternative. Wachovia Securities Mergers & Acquisitions

Executive Summary Situation Overview Proprietary & Confidential • In June, BOSTON began a dialogue with management to consider a possible acquisition of the Company through a going private transaction. • Several interactions have occurred between the Company and BOSTON professionals: — 6/16/06 — Initial meeting between management and BOSTON. — 6/18/06 — Submitted list of initial due diligence questions covering the following topics. — Late June — Conference calls held with management covering operational and marketing questions. — Early July — Management meets with BOSTON and certain lenders to discuss financing of potential going private transaction. — 8/08/06 — Company receives an offer of $37.50 per share which the Board rejected as inadequate. — 8/18/06 — Company receives a revised offer of $38.50 per share. At the Board meeting, the Board determined to form a Special Committee to evaluate the revised offer. — 9/15/06 — Wachovia reviews BOSTON’s offer with Special Committee. The Committee does not find the offer compelling relative to other alternatives and thus rejects the offer. — 9/26/06 — BOSTON meets with management, Wachovia and Special Committee counsel to discuss diligence items and management’s most recent outlook for the Company. — 9/26/06 — 10/2/06 — Through Wachovia and Special Committee counsel, management responds to BOSTON’s additional due diligence requests. — 9/29/06 and 10/1/06 — Through Wachovia, management conducts conference calls with BOSTON to clarify certain aspects of diligence provided. — First week of October — Wachovia receives verbal indication of a $39.50 per share offer and Wachovia indicates that if Boston has additional value to offer, it should enhance its offer further. — 10/4/06 — Special Committee receives an updated offer of $40.00 per share. Wachovia Securities Mergers & Acquisitions

Executive Summary

Proprietary & Confidential

Summary of Second Updated Offer (Received October 4th, 2006)

- Significant deal terms include the following:
  - $40.00 per share in cash.
  - Proposal structured as a merger.
  - Limited closing conditions.
    - Diligence largely completed.
- BOSTON also provided commitment letters and term sheets from the combined financing source (Bank of America and Deutsche Bank), dated October 4th.

BOSTON Offer Calculation	
(In millions, except per share data)	
Offer Price per share	$40.00
Implied Diluted share count	75.5
Equity Purchase	$3,019.0
Plus: TAMPA's Est. Net Debt as of 3/31/07	196.0
Enterprise Value	$3,215.0
Plus: Capital Expenditures Account	100.0
Plus: Fees	100.0
Transaction Value	$3,415.0
Unadjusted 2006(E) EBITDA Multiple ($326)	9.9x
Adjusted 2006(E) EBITDA Multiple ($381)	8.4x

Sources and Uses of Funds - Analysis of BOSTON's Offer (New)

($ in millions)

Uses of Cash		Sources of Cash				
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006E EBITDAR	Interest Rates
Purchase of Equity	$3,019.0	Senior Secured Debt	$1,100.0	32.2%	4.0x	L + 3.00%
Debt Retirement	196.0	Senior Bridge	800.0	23.4%	5.6x	L + 5.75%
Cash Overfund	100.0	RealCo / PropCo Bridge	530.0	15.5%	6.7x	L + 5.75%
Fees and Expenses	100.0	Sponsor Equity	985.0	28.8%		
Total	$3,415.0	Total	$3,415.0	100.0%		

5 | Wachovia Securities Mergers & Acquisitions

Executive Summary TAMPA Stock Price $40.00 $37.50 10/3/06 $32.48 $35.00 Price 8/17/06 $32.50 $30.00 Stock 8/7/06 $28.40 $30.00 $27.50 $25.00 8/1/2006 8/12/2006 8/23/2006 9/3/2006 9/14/2006 9/25/2006 10/6/2006 1 Receipt of first offer 2 Receipt of financing 3 Receipt of revised 4 Receipt of updated of $37.50 commitments for first offer of $38.50 offer of $40.00 offer Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis

Valuation Analysis

Proprietary & Confidential

TAMPA Summary Financials – Management Plan

- Wachovia has relied upon the updated Management Plan for our valuation analysis, though it is important to note that BOSTON has indicated that it has sensitized management's projections for internal discussions and with lending sources.

Historical and Projected Financial Summary - Management's Plan

($ in thousands, except per share data)	FYE December 31,			Projected Fiscal Year Ending December 31,					CAGR
	2004	2005	2006E	FY 2007	FY 2008	FY 2009	FY 2010	FY 2011	'06 - '11
Total Revenue	$3,201,750	$3,601,666	$3,900,521	$4,231,096	$4,424,324	$4,801,669	$5,204,829	$5,609,228	7.5%
Total Revenue Growth	*n/a*	*12.5%*	*8.3%*	*8.5%*	*4.6%*	*8.5%*	*8.4%*	*7.8%*	
Adjusted EBITDAR (1)	447,002	491,213	485,239	550,176	621,976	677,675	751,536	808,993	
Adjusted EBITDAR Margin									
EBITDA	356,341	359,300	325,518	399,903	476,683	532,191	600,947	653,536	15.0%
EBITDA Margin	*11.1%*	*10.0%*	*8.3%*	*9.5%*	*10.8%*	*11.1%*	*11.5%*	*11.7%*	
Adjusted EBITDA (1) (2)	369,361	395,770	380,831	440,968	506,965	552,687	616,482	664,034	11.8%
Adjusted EBITDA Margin	*11.5%*	*11.0%*	*9.8%*	*10.4%*	*11.5%*	*11.5%*	*11.8%*	*11.8%*	
Adjusted EPS (1) (2)	$2.07	$1.87	$1.62	$1.96	$2.56	$2.97	$3.47	$3.84	18.8%
Adjusted EPS Growth	*n/a*	*(9.7%)*	*(13.1%)*	*21.2%*	*30.4%*	*15.8%*	*17.0%*	*10.6%*	
Free Cash Flow				77,154	98,739	129,494	167,952	222,456	

Source: TAMPA management.

(1) Adjustments for EBITDA and net income are different as outlined in the Appendix.

(2) Includes other assets, partner deposits, deferred rent, other liabilities, PEP-related expenses, minority interest contributions, restricted stock and FAS 123R.

(3) Based on 8x rent convention.

8 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Management Plan Valuation Analysis TAMPA Summary Financials - TAMPA Summary Financials — Management Plan • BOSTON, through Wachovia, has updated management estimates for the full year 2006 operating performance on September 25, 2006. • The updated projections reflected 2006(E) EBITDA of $380.8 million (as compared to $383.3 million in management forecast of 9/12/06), which was driven by higher operating expenses at Concept 1 and Concept 2 and partially offset by a higher revenue forecast at both concepts. Management Plan 2006(E) As of 9/12/06 As of 9/25/06 Difference Notes Revenue $ 3,892.4 $ 3,900.5 $ 8.1 Driven by Concept 1 and Concept 2 Gross Profit 2,495.6 2,504.5 9.0 Other Operating Expenses 2,129.2 2,140.4 11.2 Increase at Concept 1 and Concept 2 SG&A 188.2 188.7 0.6 Increase at Concept 2 and Corporate EBIT 178.2 175.4 (2.8) Plus: D&A 149.7 150.1 0.4 EBITDA 327.8 325.5 (2.3) Plus: Adjustments 55.4 55.3 (0.1) Adj. EBITDA $ 383.3 $ 380.8 ($ 2.4) Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparable Public Company Analysis

($ in millions, except per share data)

- Over the past twelve months, the Company's share price has traded below both its peer set and the broader market index.
  - Over the past two years, the Company's stock price has traded down 20% versus a 36% gain for the peer index.
- Underperforming store comps and struggling growth brands have contributed to the negative investor perception of the Company.
  - The Company trades at a discount to its peers at 7.9x versus 8.6x EV/EBITDA, respectively.

Two Year Stock Price Chart



140
120
100
80
60
Indexed Price
Oct-04
Feb-05
Jun-05
Oct-05
Feb-06
Jun-06
Comparables +35.7%
S&P 500 +18.9%
TAMPA (19.6%)
TAMPA
Comparable Companies Index *
S&P 500 Index

Source: FactSet.

* Comparable Companies Index includes APPB, DRI, EAT, LNY, RARE and RI.

Company Name	Ticker	Price [1]	% of 52 Week High	Enterprise Value [2]	EV /LTM EBITDA	CY07 (E) P/E	2007 (E) PEG Ratio
Darden Restaurants, Inc.	DRI	$44.09	99.2%	$7,087.9	9.2x	17.7x	142.5%
Brinker International, Inc.	EAT	41.51	96.2%	3,905.8	7.9x	15.4x	108.7%
Ruby Tuesday, Inc.	RI	29.91	90.7%	2,095.5	8.9x	16.3x	107.3%
Applebee's International, Inc.	APPB	22.72	85.8%	1,885.6	8.7x	17.3x	115.2%
RARE Hospitality, Inc.	RARE	31.68	90.9%	1,100.2	8.7x	17.4x	96.6%
Landry's Restaurants, Inc.	LNY	31.58	87.0%	1,490.6	8.3x	13.8x	105.9%
		Mean:	91.6%	$2,927.6	8.6x	16.3x	112.7%
		Median:	90.8%	$1,990.5	8.7x	16.8x	108.0%
Company		$33.47	69.3%	$2,787.8	7.9x	18.8x	125.2%
Revised BOSTON Offer [3]		$40.00			9.8x		

Footnotes:

(1) Prices and earnings estimates obtained from the CapitalIQ on 10/06/06.

(2) Market value of equity plus net debt.

(3) Based on an Enterprise Value of $3,215 million and LTM 9/30 Unadjusted EBITDA of $328.1 million.

10 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparable Acquisitions ($ in millions, except per share data) • Transactions in the casual dining segment have yielded median EV/EBITDA multiples of • approximately 7.2x over the past four years. There are limited comparable restaurant transactions of similar size to the Company. • The detailed comparable transactions are displayed in the Appendix. EV/ LTM EBITDA 7.2x 6.6x EV/ LTM EBITDA 8.1x 7.4x Valuation Data EV/ LTM Sales 0.7x 0.7x Valuation Data EV/ LTM Sales 1.1x 1.0x Enterprise Value (1) $ 213.6 157.3 Enterprise Value (1) $ 478.1 265.0 EBITDA Margin 10.1% 10.4% EBITDA Margin 14.2% 14.4% Income Statement Data LTM EBITDA $ 29.9 23.5 Income Statement Data LTM EBITDA $ 46.9 32.3 LTM Sales $ 312.9 252.6 LTM Sales $ 709.5 231.9 Casual Dining Mean Median Other Restaurants Mean Median 8.3x 9.8x Revised BOSTON Offer — EV to Adjusted 9/30 LTM EBITDA Revised BOSTON Offer — EV to Unadjusted 9/30 LTM EBITDA (1) Market value of equity plus net debt. | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior 7-Days Prior 4-Weeks Prior 225 Public Company Transactions 20.2% 21.1% 24.6% - 42 Go Private Transactions 19.7% 22.8% 23.8% - 9 Retail Go Privates Transactions 20.0% 21.6% 20.7% Implied Premium of BOSTON $40.00 Offer 20.0% 26.1% 26.5% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present Total Number of Remaining Public Sales 70 Total Number of Go Privates 60 60 50 Number of Retail Go Privates Deals 50 46 of 40 28 30 22 19 Number 20 10 0 10% 10-20% 20-30% 30-40% 40-50% 50% Source: SDC Platinum. Premium 4 Weeks Prior to Announcement Date Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Premiums Paid Analysis

- The updated BOSTON offer of $40.00 per share represents a 20.4% premium over the prior day's closing price as of October 4th and a 23.3% premium over the 30-day average share price.
- Applying the median premium paid for the 225 recent public transactions of 20% to the prior day's closing share price of $33.23, yields a price of $39.94 per share.

Purchase Price Premiums						
Enterprise Value		$2,789,020	$3,032,067	$3,214,125	$3,396,182	$3,578,240
LTM 9/30/06 Unadjusted EBITDA multiple ($328.1 million)		8.5x	9.2x	9.8x	10.4x	10.9x
LTM 9/30/06 Adjusted EBITDA multiple ($385.4 million)		7.2x	7.9x	8.3x	8.8x	9.3x
2006(E) Unadjusted EBITDA multiple ($325.5 million)		8.6x	9.3x	9.9x	10.4x	11.0x
2006(E) Adjusted EBITDA multiple ($380.8 million)		7.3x	8.0x	8.4x	8.9x	9.4x
Implied Offer Price		$33.33	$36.00	$38.00	$40.00	$42.00
Stock Price						
52-Week Low	$27.37	21.8%	31.5%	38.8%	46.1%	53.5%
30-Day Avg	$32.44	2.7%	11.0%	17.1%	23.3%	29.5%
90-Day Avg	$31.05	7.3%	15.9%	22.4%	28.8%	35.3%
10/6/06 Current	$33.33	0.0%	8.0%	14.0%	20.0%	26.0%
365-Day Avg	$38.00	(12.3%)	(5.3%)	0.0%	5.3%	10.5%
52-Week High	$46.62	(28.5%)	(22.8%)	(18.5%)	(14.2%)	(9.9%)
All-Time High	$50.55	(34.1%)	(28.8%)	(24.8%)	(20.9%)	(16.9%)

13 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparison of Operating Models – Management Plan

- As of 9/25/06, the Management Plan projections have been updated by management. The differences in the underlying model assumptions and projected operating performance are summarized below.
  - Management Plan Adjusted EBITDA projections are higher in earlier years.
  - Updated plan includes an additional average annual comp at Concept 1 of 0.7% driven by refurbish expenditures

Comparison of Management Plans

($ in millions)	2006	2007	2008	2009	2010	2011	'07-'11 CAGR
Revenue							
Updated Management Plan	$3,901	$4,231	$4,424	$4,802	$5,205	$5,609	7.3%
9/12 Management Plan	3,892	4,206	4,533	4,889	5,263	5,646	7.6%
Difference (Updated vs. 9/12)	$9	$25	($109)	($87)	($58)	($37)	
Adj. EBITDA							
Updated Management Plan	$381	$441	$507	$553	$617	$664	10.8%
9/12 Management Plan	383	416	487	556	616	662	12.3%
Difference (Updated vs. 9/12)	($2)	$25	$20	($3)	$1	$2	
Total CapEx (Including Refurb)							
Updated Management Plan	$290	$201	$215	$225	$233	$212	
9/12 Management Plan	N/A	207	218	252	265	199	
Difference (Updated vs. 9/12)	N/A	($6)	($2)	($27)	($32)	$13	
Refurbish Program							
Updated Management Plan	N/A	$15	$33	$33	$33	$13	
9/12 Management Plan	N/A	15	35	60	65	0	
Difference (Updated vs. 9/12)	N/A	($0)	($2)	($27)	($32)	$13	
Net New Units							
Updated Management Plan	122	94	90	95	100	100	
9/12 Management Plan	129	95	90	95	100	100	
Difference (Updated vs. 9/12)	(7)	(1)	0	0	0	0	

14 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Comparison of Operating Models – Downside Scenario

- On 9/25/06, management also provided an updated view on a downside scenario. The differences in the underlying model assumptions and projected operating performance are summarized below.
  - Downside scenario Adjusted EBITDA projections are lower in later years.
  - Downside scenario assumes no additional comp increase at Concept 1 and that refurbish program is discontinued after 2008.

Comparison of Downside Scenarios

($ in millions)	2006	2007	2008	2009	2010	2011	'07-'11 CAGR
Revenue							
Updated Downside Scenario	$3,901	$4,173	$4,324	$4,656	$5,005	$5,362	6.5%
9/12 Downside Scenario	3,892	4,179	4,477	4,810	5,160	5,519	7.2%
Difference (Updated vs. 9/12)	$8	($6)	($153)	($154)	($156)	($157)	
Adj. EBITDA							
Updated Downside Scenario	$381	$407	$454	$505	$559	$601	10.2%
9/12 Downside Scenario	383	409	464	521	576	618	10.9%
Difference (Updated vs. 9/12)	($2)	($1)	($10)	($16)	($17)	($18)	
Total CapEx (Including Refurb)							
Updated Downside Scenario	$290	$201	$215	$192	$200	$199	
9/12 Downside Scenario	N/A	207	218	252	265	199	
Difference (Updated vs. 9/12)	N/A	($6)	($2)	($60)	($65)	($0)	
Refurbish Program							
Updated Downside Scenario	N/A	$15	$33	$0	$0	$0	
9/12 Downside Scenario	N/A	15	35	60	65	0	
Difference (Updated vs. 9/12)	N/A	($0)	($2)	($60)	($65)	$0	
Net New Units							
Updated Downside Scenario	122	94	90	95	100	100	
9/12 Downside Scenario	129	95	90	95	100	100	
Difference (Updated vs. 9/12)	(7)	(1)	0	0	0	0	

15 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

LBO Analysis

- Preliminary LBO analysis is based on the following assumptions:
  - Total leverage of 6.4x 12/31/06 EBITDA of $380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on BOSTON's proposed capital structure.
- Downside scenario has the following differences from Management Plan:
  - Concept #1 comps reduced in 2007 – 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period).

Management Plan

IRRs[(1)]			
Implied Price/Share	$37.48	$40.00	$42.53
Premium to Curr. Price	12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple	9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple	8.1x	8.6x	9.1x
Exit Multiple 7.6x	26.7%	21.5%	17.4%
Exit Multiple 8.1x	29.4%	24.1%	19.9%
Exit Multiple 8.6x	31.9%	26.5%	22.2%

(1) Assumes Adjusted Leverage of 6.7x.

Downside Scenario

IRRs[(1)]			
Implied Price/Share	$37.48	$40.00	$42.53
Premium to Curr. Price	12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple	9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple	8.1x	8.6x	9.1x
Exit Multiple 7.1x	17.6%	12.8%	9.0%
Exit Multiple 7.6x	20.9%	15.9%	12.0%
Exit Multiple 8.1x	23.8%	18.8%	14.7%

(1) Assumes Adjusted Leverage of 6.7x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 8.6x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006(E) EBITDAR
Purchase of Equity	$3,019,265	Total Debt	$2,430,000	70.7%	6.7x
Debt Retirement	279,816	Sponsor Equity	1,009,081	29.3%	
Fees and Expenses	100,000				
Restricted Capital Expenditures	100,000				
Less: Excess Cash	60,000				
Total	$3,439,081	Total	$3,439,081	100.0%	

*Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense)*

16 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

Discounted Cash Flow Analysis
($ in millions, except per share data)

- A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples.
  - Highly sensitive to assumptions – projections, discount rate, terminal value.
- Under the Management Plan, the DCF analysis yields a terminal value as a percent of total of approximately 72% to 81%.
- For the down side scenario, the DCF analysis yields a terminal value as a percent of total of approximately 71% to 81%.

Management Plan

	Price Per Share		
	Free Cash Flow Growth After 2011		
WACC	1.50%	2.00%	2.50%
9.0%	$44.83	$47.79	$51.21
9.5%	41.77	44.32	47.24
10.0%	39.08	41.30	43.82

	Price Per Share		
	Multiple of 2011 EBITDA		
WACC	6.5x	7.0x	7.5x
9.0%	$44.47	$47.26	$50.04
9.5%	43.65	46.37	49.10
10.0%	42.85	45.52	48.18

Downside Scenario

	Price Per Share		
	Free Cash Flow Growth After 2011		
WACC	1.50%	2.00%	2.50%
9.0%	$39.24	$41.86	$44.87
9.5%	36.55	38.81	41.38
10.0%	34.19	36.15	38.38

	Price Per Share		
	Multiple of 2011 EBITDA		
WACC	6.0x	6.5x	7.0x
9.0%	$37.33	$39.85	$42.37
9.5%	36.65	39.11	41.58
10.0%	35.99	38.39	40.80

17 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis Proprietary & Confidential Valuation Analysis Shareholder Analysis Total Shares Outstanding: 74.4 MM 25,000 100.0% 28.6% 100.0% # of days to turn: 86 26.1% 87.6% 20,000 80.0% 21.9% 76.6% Thousands 15,000 60.0% in 50.5% 12.4% 10,000 40.0% 11.0% Volume 28.6% 5,000 20.0% 0 0.0% $27.00 — $29.49 $29.50 — $31.99 $32.00 — $34.49 $34.50 — $36.99 $37.00 — $39.49 Floating Shares: 66.9 MM 25,000 100.0% 33.4% 89.4% 100.0% 100.0% # of days to turn: 80 30.4% 20,000 80.0% 25.6% Thousands 15,000 60.0% 59.0% in 10,000 40.0% 10.6% Volume 33.4% 5,000 20.0% 0.0% 0 0.0% $27.00 — $29.49 $29.50 — $31.99 $32.00 — $34.49 $34.50 — $36.99 $37.00 — $39.49

Valuation Analysis

Proprietary & Confidential

Summary of Recap Alternative

- If the Company achieves the earnings estimates implied in the base case, a recapitalization could create additional shareholder value by reducing overall cost of capital and increasing EPS.
  - 100% credit to management plan could potentially yield a present value of future stock price of $45.37 to $46.21 per share under base case scenario.
- If store performance continues to decline and the Company achieves earnings in line with the downside case, a recapitalization would have a more muted impact on shareholder value.
  - A downside scenario could potentially yield a present value of future stock price of $32.78 to $33.38 per share.

Future Share Price Comparison

		Recap	
	Status Quo [1]	**Management Plan** [2]	**Downside** [3]
2009(P) EPS	$2.97	$3.43	$2.83
Forward P/E Multitple	16.0x	16.0x	14.0x
Implied 2008 Share Price	$47.49	$54.90	$39.66
	Theoretical Present Value [4]		
10.0% Discount Rate	$39.25	$45.37	$32.78
9.0% Discount Rate	$39.97	$46.21	$33.38
	Equity Investor Return Hurdle		
15.0% Discount Rate	$35.91	$41.51	$29.99
12.5% Discount Rate	$37.52	$43.38	$31.34
10.0% Discount Rate	$39.25	$45.37	$32.78

(1) Based on EPS as provided in management's base case plan.

(2) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management's base case plan.

(3) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management's downside plan.

(4) Future share price estimates discounted to 12/31/06 assuming a cost of equity range of 9% to 10%.

- The Board's confidence in management's ability to execute the Management Plan and realize objectives at the growth concepts need to be carefully considered.

19 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix

Appendix

Proprietary & Confidential

COMPARABLE ACQUISITIONS
($ IN MILLIONS, EXCEPT PER SHARE DATA)

			Income Statement Data			Valuation Data		
			Latest Twelve Months					
Target Company	Acquiring Company	Transaction Date	Sales	EBITDA	EBITDA Margin	Enterprise Value [1]	EV/ Sales	EV/ EBITDA
Cheddar's, Inc.	Catterton Partners	ANNOUNCED	$245.0	N/A	N/A	N/M	N/M	N/A
Lone Star Steakhouse and Saloon	Lone Star Funds	ANNOUNCED	677.6	$45.9	6.8%	$566.1	0.8x	12.3x
Real Mex Restaurants, Inc	Sun Capital Partners, Inc.	ANNOUNCED	549.9	57.6	10.5%	359.0	0.7x	6.2x
Ryan's Restaurant Group Inc.	Buffets Inc	ANNOUNCED	822.5	98.9	12.0%	832.1	1.0x	8.4x
Main Street Restaurant Group	Briad Main Street, Inc.	June 29, 2006	243.6	18.2	7.5%	143.6	0.6x	7.9x
Dave & Buster's, Inc.	Wellspring Capital	March 8, 2006	453.6	63.1	13.9%	359.9	0.8x	5.7x
Fox & Hound Restaurant Group	Newcastle Partners and Steel Partners	February 24, 2006	164.7	22.1	13.4%	164.6	1.0x	7.5x
Worldwide Restaurant Concepts	Pacific Equity Partners	September 22, 2005	359.5	24.5	6.8%	201.4	0.6x	8.2x
The Restaurant Company	Castle Harlan, Inc.	September 21, 2005	341.3	42.7	12.5%	245.0	0.7x	5.7x
Whistle Junction / EACO Corp.	Banner Buffets LLC	July 1, 2005	N/A	N/A	N/A	30.0	N/M	N/M
Quality Dining	Management	April 13, 2005	239.5	23.0	9.6%	116.1	0.5x	5.1x
Elmer's Restaurants	Management	March 11, 2005	33.4	2.9	8.8%	16.9	0.5x	5.7x
Chevy's	Real Mex Restaurants	January 11, 2005	N/A	N/A	N/A	86.1	N/M	N/M
Uno Restaurant Holdings Corp	Centre Partners	January 6, 2005	300.6	35.4	11.8%	208.1	0.7x	5.9x
Mimi's Café	Bob Evans	July 7, 2004	252.6	19.0	7.5%	182.0	0.7x	9.6x
Garden Fresh Restaurant Corp.	Fairmont Capital	March 10, 2004	220.5	24.7	11.2%	131.6	0.6x	5.3x
Chevys Inc.	Consolidated Restaurant Cos.	June 16, 2003	320.0	20.0	6.3%	120.0	0.4x	6.0x
Ninety-Nine Restaurants, Inc.	O'Charley's, Inc.	January 27, 2003	196.4	27.2	13.8%	147.3	0.8x	5.4x
Saltgrass Steak House	Landry's Restaurants, Inc.	October 1, 2002	100.0	13.0	13.0%	75.0	0.8x	5.8x
Santa Barbara Restaurant Group, Inc.	CKE Restaurants, Inc.	March 1, 2002	91.2	8.6	9.4%	71.0	0.8x	8.2x
		Mean:	$311.8	$32.2	10.3%	$213.5	0.7x	7.0x
		Median:	248.8	24.5	10.5%	147.3	0.7x	6.0x
Jamba Juice	Services Acquisition Corp	ANNOUNCED	243.3	N/A	N/A	265.0	1.1x	N/A
Checker's Restaurants	Wellspring Capital	June 20, 2006	187.2	25.0	13.4%	194.2	1.0x	7.8x
Dunkin' Brands	Bain / Carlyle / TH Lee	February 2, 2006	4,800.0	188.0	3.9%	2,425.0	0.5x	12.9x
El Pollo Loco	Trimaran Capital Partners	November 21, 2005	225.3	37.8	16.8%	529.2	2.3x	14.0x
Schlotsky's	Bobby Cox Companies	January 10, 2005	53.8	(6.9)	N/M	79.3	1.5x	N/M
Church's Chicken	Arcapita Inc.	December 26, 2004	258.5	N/A	N/A	382.2	1.5x	N/A
Cinnabon	Roark Capital Group	November 4, 2004	41.8	6.0	14.4%	21.0	0.5x	3.5x
Company A	Financial Investor	July 1, 2004	243.8	46.6	19.1%	340.0	1.4x	7.3x
Morton's Restaurant Group, Inc.	Castle Harlan, Inc.	July 25, 2002	231.9	21.8	9.4%	168.5	0.7x	7.7x
		Mean:	$698.4	$45.5	12.8%	$489.4	1.2x	8.9x
		Median:	231.9	25.0	13.9%	265.0	1.1x	7.7x

(1) Market value of equity plus net debt.

21 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

TAMPA KEY ASSUMPTIONS – MANAGEMENT'S PLAN

ASSUMPTIONS SUMMARY

	Projected Fiscal Year Ending December 31,					
	2006P	2007P	2008P	2009P	2010P	2011P
Net New Units						
Concept 1	16	16	10	10	10	10
Concept 2	23	25	20	20	20	20
Concept 3	29	12	15	20	25	25
Concept 4	28	22	25	26	29	31
Concept 5	6	9	8	8	5	5
Concept 6	3	1	3	3	3	2
Concept 7	14	7	0	0	0	0
Concept 8	2	1	4	3	3	2
Concept 9	1	1	5	5	5	5
Total Net New Units	122	94	90	95	100	100
Comparable Store Sales						
Concept 1	(2.9%)	(0.9%)	1.4%	2.9%	3.2%	2.8%
Concept 2	(8.0%)	0.0%	1.0%	1.0%	1.0%	1.0%
Concept 3	(1.6%)	(1.0%)	1.0%	1.0%	1.0%	1.0%
Concept 4	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 5	3.7%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 6	0.2%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 7	(2.2%)	1.0%	-	-	-	-
Concept 8	0.8%	1.0%	1.0%	1.0%	1.0%	1.0%
Concept 9	n/a	n/a	1.0%	1.0%	1.0%	1.0%
Margins						
Cost of Goods Sold	35.8%	35.1%	34.8%	34.7%	34.7%	34.6%
Labor	25.0%	24.8%	24.6%	24.6%	24.6%	24.7%
Operating	20.0%	20.3%	20.0%	20.0%	19.8%	19.8%
Rent	2.7%	2.6%	2.6%	2.6%	2.6%	2.6%
Distribution	1.9%	1.9%	2.0%	2.0%	2.0%	2.0%
Partner Buyout	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
General & Administrative	4.8%	4.7%	4.6%	4.4%	4.3%	4.2%
Comparable Store Sales Leverage	0.0%	0.1%	(0.2%)	(0.3%)	(0.3%)	(0.3%)
Partner Equity Program Expense	1.1%	0.8%	0.7%	0.6%	0.6%	0.6%
Long Term Incentive Plan	0.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & Amortization	3.9%	3.9%	3.9%	3.8%	3.8%	3.8%

Source: TAMPA management.

22 | Wachovia Securities Mergers & Acquisitions

TAMPA Key Assumptions — Management’s Downside Scenario Assumptions Summary Projected Fiscal Year Ending December 31, 2006P 2007P 2008P 2009P 2010P 2011P Net New Units Concept 1 16 16 10 10 10 10 Concept 2 23 25 20 20 20 20 Concept 3 29 12 15 20 25 25 Concept 4 28 22 25 26 29 31 Concept 5 6 9 8 8 5 5 Concept 6 3 1 3 3 3 2 Concept 7 14 7 0 0 0 0 Concept 8 2 1 4 3 3 2 Concept 9 1 1 5 5 5 5 Total Net New Units 122 94 90 95 100 100 Comparable Store Sales Concept 1 (2.9%) (3.0%) 0.0% 1.0% 1.0% 1.0% Concept 2 (8.0%) 0.0% 0.0% 1.0% 1.0% 1.0% Concept 3 (1.6%) (3.0%) 0.0% 1.0% 1.0% 1.0% Concept 4 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 5 3.7% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 6 0.2% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 7 (2.2%) 1.0% — — — - Concept 8 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 9 n/a n/a 1.0% 1.0% 1.0% 1.0% Margins Cost of Goods Sold 35.8% 35.4% 35.4% 35.1% 35.0% 34.9% Labor 25.0% 24.9% 24.7% 24.7% 24.8% 24.8% Operating 20.0% 20.3% 20.0% 20.0% 19.7% 19.7% Rent 2.7% 2.6% 2.7% 2.7% 2.7% 2.7% Distribution 1.9% 1.9% 2.0% 2.0% 2.0% 2.0% Partner Buyout 0.2% 0.2% 0.2% 0.2% 0.2% 0.2% General & Administrative 4.8% 4.7% 4.6% 4.5% 4.4% 4.3% Comparable Store Sales Leverage 0.0% 0.3% (0.0%) (0.2%) (0.1%) (0.1%) Partner Equity Program Expense 1.1% 0.8% 0.7% 0.6% 0.6% 0.6% Long Term Incentive Plan 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% Depreciation & Amortization 3.9% 4.0% 4.0% 3.9% 3.9% 3.8% Source: TAMPA management. Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

LBO Analysis

- Preliminary LBO analysis is based on the following assumptions:
  - Total leverage of 6.4x 12/31/06 EBITDA of $380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on BOSTON's proposed capital structure.
- Downside scenario has the following differences from Management Plan:
  - Concept #1 comps reduced in 2007 – 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period).

Management Plan

IRRs[(2)]				
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Total Adj. Leverage	6.2x	25.3%	21.3%	17.9%
	6.5x	27.2%	22.6%	18.8%
	6.7x	29.4%	24.1%	19.9%

(2) Assumes an Exit Multiple of 8.1x.

Downside Scenario

IRRs[(2)]				
Implied Price/Share		$37.48	$40.00	$42.53
Premium to Curr. Price		12.5%	20.0%	27.6%
12/31/06 Unadj. EBITDA Multiple		9.5x	10.1x	10.7x
12/31/06 Adj. EBITDA Multiple		8.1x	8.6x	9.1x
Total Adj. Leverage	6.2x	18.0%	14.2%	11.0%
	6.5x	19.3%	15.0%	11.4%
	6.7x	20.9%	15.9%	12.0%

(2) Assumes an Exit Multiple of 7.6x.

Sources and Uses of Funds - For Illustrative Purposes Assumes 8.6x EBITDA Multiple.

($ in thousands)

Uses of Cash		Sources of Cash			
Uses	Amount	Sources	Amount	% Total	Cum. Adj. Multiple of 2006(E) EBITDAR
Purchase of Equity	$3,019,265	Total Debt	$2,430,000	70.7%	6.7x
Debt Retirement	279,816	Sponsor Equity	1,009,081	29.3%	
Fees and Expenses	100,000				
Restricted Capital Expenditures	100,000				
Less: Excess Cash	60,000				
Total	$3,439,081	Total	$3,439,081	100.0%	

*Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense)*

24 | Wachovia Securities Mergers & Acquisitions

Discounted Cash Flow Analysis ($ in millions, except per share data) • A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Highly sensitive to assumptions — projections, discount rate, terminal value. Management Plan Downside Scenario Enterprise Value Enterprise Value Free Cash Flow Growth After 2011 Free Cash Flow Growth After 2011 1.50% 2.00% 2.50% 1.50% 2.00% 2.50% 9.0% $ 3,759 $ 3,988 $ 4,253 9.0% $ 3,327 $ 3,529 $ 3,762 WACC 9.5% 3,522 3,720 3,945 WACC 9.5% 3,119 3,293 3,492 10.0% 3,314 3,486 3,681 10.0% 2,936 3,088 3,260 Enterprise Value Enterprise Value Multiple of 2011 EBITDA Multiple of 2011 EBITDA 6.5x 7.0x 7.5x 6.0x 6.5x 7.0x 9.0% $ 3,731 $ 3,947 $ 4,162 9.0% $ 3,179 $ 3,374 $ 3,569 WACC 9.5% 3,668 3,878 4,089 WACC 9.5% 3,126 3,317 3,507 10.0% 3,606 3,812 4,018 10.0% 3,075 3,261 3,447

Appendix

Proprietary & Confidential

Potential Results of Management's Operating Plan

Projected TAMPA Market Statistics - Management's Plan

($ in millions, except per share data)

Base Case Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x	14.0x	16.0x	18.0x
Forward PEG	123.3%	74.4%	85.0%	95.7%	74.4%	85.0%	95.7%	74.4%	85.0%	95.7%
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$1.96	$1.96	$1.96	$2.56	$2.56	$2.56
EV / Adjusted EBITDA [1]	8.3x	6.2x	7.0x	7.8x	6.6x	7.5x	8.4x	6.4x	7.3x	8.1x
Implied Stock Price	$41.61	$27.51	$31.44	$35.37	$35.87	$40.99	$46.12	$41.55	$47.49	$53.42
Appreciation [2]	*n/a*	*(17.5%)*	*(5.7%)*	*6.1%*	*7.6%*	*23.0%*	*38.4%*	*24.7%*	*42.5%*	*60.3%*

Downside Plan

	Fiscal Year Ending December 31,									
	FY 2005	2006P			2007P			2008P		
Forward P/E	18.5x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x	12.0x	14.0x	16.0x
Forward PEG	123.3%	78.2%	91.2%	104.3%	78.2%	91.2%	104.3%	78.2%	91.2%	104.3%
Adjusted EPS [1]	$1.87	$1.62	$1.62	$1.62	$1.66	$1.66	$1.66	$2.07	$2.07	$2.07
EV / Adjusted EBITDA [1]	8.3x	4.8x	5.4x	6.1x	5.2x	6.0x	6.7x	5.4x	6.3x	7.1x
Implied Stock Price	$41.61	$19.89	$23.21	$26.52	$24.87	$29.02	$33.16	$30.38	$35.45	$40.51
Appreciation [2]	*n/a*	*(40.3%)*	*(30.4%)*	*(20.4%)*	*(25.4%)*	*(12.9%)*	*(0.5%)*	*(8.8%)*	*6.3%*	*21.5%*

Note: Median peer group forward P/E is 16.9x. OSI current forward P/E is 18.7x based on consensus EPS of $1.78 for 2007.

[1] Adjustments outlined in the Appendix.

[2] Appreciation based on October 6, 2006 stock price of $33.33.

TAMPA Valuation Metrics [1]

	Forward P/E	PEG
Current	18.7x	129.1%
5 Year Average	15.0x	100.4%

[1] Based on 2007 calendar year EPS of $1.78 and a 14.5% growth rate (consensus estimates from CapIQ).

26 | Wachovia Securities Mergers & Acquisitions

0x 1% 6% 9x 6% 0x 8% 4% 9x 9% . 85 . 76 . 19 . 32 18 75 20 . 8 . 15 16 80 23 . 7 . 11 $2 $61 $2 $45 0x 7% 3% 0x 6% 0x 7% 5% 1x 9% . 85 . 90 . 19 . 66 16 66 18 . 8 . 15 14 70 20 . 7 . 11 PEG 2008P $2 $54 2008P $2 $39 (1) 0x 4% 0% 2x 6% 0x 6% 4x 9% . 85 . 04 . 19 . 99 P/E 14 58 16 . 7 . 15 12 60 17 . 6 . 11 Metrics Proprietary $2 $48 $2 $33 Forward & Confidential 0x 1% 6% 0x 3% 0x 8% 4% 5x 9% . 01 . 32 . 61 . 11 Valuation 18 75 20 . 9 . 11 16 80 23 . 7 . 5 $2 $51 $1 $35 TAMPA 31, 31, 0x 7% 3% 2x 3% 0x 7% 5% 8x 9% . 01 . 62 . 61 . 72 16 66 18 . 8 . 11 14 70 20 . 6 . 5 Plan December 2007P $2 $45 Plan December 2007P $1 $30 0x 4% 0% 5x 3% 0x 6% 2x 9% Recapitalization. 01 . 91 . 61 . 33 . 7 . . 6 . Case Ending 14 58 16 $2 11 Ending 12 60 17 $1 5 . $39 $26 2007 Loan Base Year Downside Year for 78 0x 9x 0x 3x . Term 1% 6% 8% 4% $1 Fiscal . 62 . 14 2% Fiscal . 62 . 84 6%) — . 7 . . 6 . of 2 18 75 20 $1 16 80 23 $1 (2 $36 $25 EPS 0x 7% 3% 3x 2% 0x 7% 5% 8x 6%) . 62 . 13 . 62 . 61 Statistics . 7 . 2 . 5 . (2 consensus 16 14 66 18 $1 70 20 $1 $32 $22 on 2006P 2006P 0x 4% 0% 7x 2% 0x 6% 3x 6%) Market. 62 . 11 . 62 . 38 . 6 . . 5 . 14 58 16 2 12 60 17 (2 . $1 $1 18 $28 $19 is P/E TAMPA 5x 3% 3x 5x 3% 3x . n/a 87 . 61 n/a . n/a 87 . 61 n/a . 8 . . 8 . forward 15.0 2005 18 123 $1 $41 2005 18 123 $1 $41 Million Share Repurchase at a $34 Clearing Price FY FY current Projected OSI 9x PEG PEG . 16 data) Plan Plan is . Plan Plan share P/E Appendix per (1) (1) forward the in Management Management except Management . Management . group EBITDA Price vs EBITDA Price vs to (1) to (1) outlined millions, P/E PEG EPS Stock P/E PEG EPS Stock peer Adjusted Adjusted Median in Discount Discount / Appreciation / Appreciation ($ Adjustments Forward Adjusted EV Implied Forward Adjusted EV Implied Note: AppenPotential (1) Value Creation –

Appendix Valuation Floor — Downside Case • In the downside scenario, TAMPA valuation would likely be supported by its real estate value. Real Estate Bifurcation Valuation Analysis ($ in millions, except per share data) 2007P 2008P Forward P/E 13.0x 14.0x 15.0x 13.0x 14.0x 15.0x Forward PEG 65.7% 70.7% 75.8% 65.7% 70.7% 75.8% Adjusted Net Income (1) $ 96.4 $ 96.4 $ 96.4 $ 126.9 $ 126.9 $ 126.9 EPS $ 1.61 $ 1.61 $ 1.61 $ 2.19 $ 2.19 $ 2.19 Implied Share Price $ 28.52 $ 30.72 $ 32.91 $ 36.83 $ 39.66 $ 42.49 Equity Value $ 1,649.2 $ 1,776.1 $ 1,903.0 $ 2,129.2 $ 2,293.0 $ 2,456.8 Net Debt 917.3 917.3 917.3 852.1 852.1 852.1 Minority Interest 35.3 35.3 35.3 32.4 32.4 32.4 Enterprise Value $ 2,601.8 $ 2,728.7 $ 2,855.5 $ 3,013.7 $ 3,177.4 $ 3,341.2 EV / Adjusted EBITDA (1) 6.4x 6.7x 7.0x 6.6x 7.0x 7.4x Real Estate Value (SLB transaction) $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 Implied Op Co Value $ 1,432.2 $ 1,559.0 $ 1,685.9 $ 1,844.0 $ 2,007.8 $ 2,171.6 Implied Op Co EV/EBITDA 4.5x 4.9x 5.3x 5.0x 5.5x 5.9x Adjusted EBITDA $ 407.5 $ 407.5 $ 407.5 $ 454.3 $ 454.3 $ 454.3 SLB Adjustment (2) 86.7 86.7 86.7 86.7 86.7 86.7 Op Co EBITDA (PF for SLB) $ 320.8 $ 320.8 $ 320.8 $ 367.6 $ 367.6 $ 367.6 Adjustments outlined in (1) the Appendix. Assumes 8.0% cap rate on owned properites and 8.5% cap rate on (2) land leased properties. Cum. Adj. Multiple of 2006(E) EBITDAR 6.7x Sources of Cash Amount % Total $ 2,430,000 70.7% 1,009,081 29.3% $ 3,439,081 100.0% Uses of Cash Uses Amount Sources Purchase of Equity $ 3,019,265 Total Debt Debt Retirement 279,816 Sponsor Equity Fees and Expenses 100,000 Restricted Capital Expenditures 100,000 Less: Excess Cash 60,000 Total $ 3,439,081 Total Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense) Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

EBITDA Adjustments Detail

	2004	2005	LTM 9/30/06	2006P	2007P	2008P	2009P	2010P	2011P
Management Plan's GAAP EBITDAR and EBITDA									
GAAP EBITDA	$356,341	$359,300	$328,063	$325,518	$399,903	$476,683	$532,191	$600,947	$653,536
Rent	77,641	95,443	104,408	104,408	109,209	115,010	124,988	135,054	144,959
GAAP EBITDAR	433,982	454,743	432,471	429,926	509,112	591,693	657,180	736,001	798,495
Management Plan's Leverage and M&A Adjusted EBITDAR and EBITDA									
Adjustments:									
Hurricanes	$4,631	$4,101	$1,689	n/a	n/a	n/a	n/a	n/a	n/a
Asset Impairments	2,394	26,995	5,203	3,034	n/a	n/a	n/a	n/a	n/a
Partner Buyout [1]	5,995	5,374	6,124	6,746	7,460	7,885	8,686	9,539	10,417
Partner Equity Program									
PEP Conversion	n/a	n/a	21,938	25,716	8,336	2,812	636	53	n/a
Ongoing PEP	n/a	n/a	13,704	19,073	26,722	27,437	29,103	30,882	32,718
Total Partner Equity Program	n/a	n/a	35,643	44,788	35,058	30,249	29,739	30,935	32,718
Long Term Incentive Plan	n/a	n/a	500	500	3,043	3,608	4,194	4,845	5,850
PEP / Long Term Incentive Plan Funding	n/a	n/a	(6,300)	(20,100)	(23,597)	(30,060)	(38,123)	(45,184)	(55,387)
Options / 123R	n/a	n/a	7,300	9,359	7,500	5,900	2,000	n/a	n/a
Restricted Stock	n/a	n/a	7,200	10,985	11,600	12,700	14,000	15,400	16,900
Total Adjustments	13,020	36,470	57,359	55,313	41,064	30,283	20,495	15,536	10,498
Adjusted EBITDA	369,361	395,770	385,422	380,831	440,968	506,965	552,687	616,482	664,034
Adjusted EBITDAR	447,002	491,213	489,830	485,239	550,176	621,976	677,675	751,536	808,993

Source: TAMPA management.

29 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

Institutional Momentum Analysis (Excluding Index Investors)

Institutions	Type of Investor	Change from 9/30/2005	6/30/2006	Volume Change	3/31/2006	Volume Change	12/31/2005	Volume Change	9/30/2005
Capital Research & Management Company	Value	(8,500)	7,999,000	(12,000)	8,011,000	-	8,011,000	3,500	8,007,500
Jennison Associates, L.L.C.	Growth	5,000,000	5,000,000	2,558,800	2,441,200	2,441,200	-	-	-
Lord Abbett & Co.	Value	4,075,000	4,075,000	2,278,133	1,796,867	1,796,867	-	-	-
J.P. Morgan Investment Management Inc.	GARP	(1,187,582)	3,000,000	(1,155,756)	4,155,756	(242,597)	4,398,353	210,771	4,187,582
Pirate Capital, L.L.C.	Value	2,500,000	2,500,000	1,245,200	1,254,800	1,254,800	-	-	-
Fidelity Management & Research	GARP	(3,518,616)	2,250,000	(1,432,290)	3,682,290	(2,410,590)	6,092,880	324,264	5,768,616
Boston Company Asset Mgmt., L.L.C.	Value	1,639,585	2,000,000	1,137,390	862,610	676,240	186,370	(174,045)	360,415
Morgan Stanley Investment Management	Value	1,038,000	2,000,000	491,272	1,508,728	680,260	828,468	(133,532)	962,000
Plaza Investment Advisors, Inc.	GARP	-	1,818,800	-	1,818,800	-	1,818,800	-	1,818,800
Bessemer Trust Company, N.A. (US)	Growth	185,567	1,700,000	482,512	1,217,488	(136,122)	1,353,610	(160,823)	1,514,433
AIM Management Group, Inc.	Growth	(170,262)	1,700,000	(904,808)	2,604,808	(616,626)	3,221,434	1,351,172	1,870,262
Fenimore Asset Management, Inc.	Value	150,038	1,500,000	(3,687)	1,503,687	(85,925)	1,589,612	239,650	1,349,962
American Century Investment Management Inc.	Growth	(588,660)	1,200,700	116,469	1,084,231	(463,437)	1,547,668	(241,692)	1,789,360
Mercantile Safe Deposit & Trust	Value	1,000,000	1,000,000	256,676	743,324	539,634	203,690	203,690	-
Eaton Vance Management, Inc.	Growth	(406,961)	1,000,000	(259,161)	1,259,161	(147,800)	1,406,961	-	1,406,961
Van Kampen Investments, Inc.	Growth	908,900	975,000	411,938	563,062	424,062	139,000	72,900	66,100
Columbia Management Advisors, Inc.	Value	331,078	825,000	127,460	697,540	104,059	593,481	99,559	493,922
Perry Capital, L.L.C.	Growth	825,000	825,000	277,500	547,500	547,500	-	-	-
C. S. McKee & Company, Inc.	Value	(576,225)	800,000	(864,200)	1,664,200	200,775	1,463,425	87,200	1,376,225
T. Rowe Price Associates	GARP	(1,430,940)	800,000	(1,172,201)	1,972,201	(359,029)	2,331,230	100,290	2,230,940
GLG Partners, L.P.	Growth	700,000	700,000	700,000	-	-	-	-	-
Wood Asset Management	GARP	150,777	600,000	20,029	579,971	16,849	563,122	113,899	449,223
Evergreen Investment Management	GARP	51,345	600,000	29,270	570,730	113,703	457,027	(91,628)	548,655
Fort Washington Investment Advisors, Inc.	GARP	8,000	550,000	6,483	543,517	9,521	533,996	(8,004)	542,000
Teacher Retirement System of Texas	GARP	46,483	533,483	32,483	501,000	-	501,000	14,000	487,000
Top 25 Institutional Holders		10,722,027	45,951,983		41,584,471		37,241,127		35,229,956
% of Total Institutions			*84.7%*		*92.0%*		*91.4%*		*92.3%*
Total Institutional Ownership			54,233,983		45,201,680		40,761,996		38,189,395

Source: TAMPA management. Holdings as of 6/21 - 6/27/06.

30 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix Summary of Second Updated Offer • BOSTON informed Wachovia that the updated offer differed from the prior offer with regards to the treatment of options and restricted stock. — The offer submitted August 18, 2006 assumed the exercise of all options outstanding and all restricted stock. — The second updated offer assumes only vested options and restricted stock, resulting in a lower fully-diluted share count. — BOSTON indicated it will roll over unvested equity. BOSTON Offer Calculation — Summary of Diluted Share Count August 18th Offer October 4th Offer Difference Comments Offer Price $ 38.50 $ 40.00 $ 1.50 Diluted In-the-money Options Outstanding 1 2.649 0.986 (1.662) Update offer assumes only vested options. Restricted Stock Outstanding 1.124 0.053 (1.071) Update offer assumes only vested restricted stock. 3.773 1.039 (2.734) Basic Share Count 74.435 74.435 0.000 Fully Diluted Share Count 78.208 75.474 (2.734) Equity Value $ 3,011 $ 3,019 $ 8 1 Assumes treasury method. Wachovia Securities Mergers & Acquisitions